As filed with the Securities and Exchange Commission on February 7, 2003

                                       Registration No. 333-__________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM S-8

                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933


                            LANDAUER, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Delaware                         06-1218089
--------------------------------  ------------------------------------
(State or Other Jurisdiction of    (I.R.S. Employer Identification No.)

 Incorporation or Organization)


  2 Science Road, Glenwood, Illinois         60425-1586
----------------------------------------     ----------
(Address of Principal Executive Offices)      (Zip Code)


         Landauer, Inc. Amended and Restated 1996 Equity Plan
         Landauer, Inc. Amended and Restated 1997 Non-Employee
                      Directors Stock Option Plan
         -----------------------------------------------------
                       (Full Title of the Plan)


                            Brent A. Latta
                 President and Chief Executive Officer
                            Landauer, Inc.
                            2 Science Road,
                     Glenwood, Illinois 60425-1586
                            (708) 755-7000
              ------------------------------------------
                (Name, Address, and Telephone Number,
              Including Area Code, of Agent for Service)

                    -------------------------------

                    CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
                                  Maximum      Maximum
Title of              Amount     Offering     Aggregate    Amount of
Securities to          to be     Price Per    Offering   Registration
be Registered       Registered     Share        Price         Fee
---------------     ---------- ------------  ----------- ------------
Common Stock,        400,000
$0.10 par value     shares (1)   $33.90(2) $13,560,000(2)  $1,247.52

(1) This Registration Statement also covers an indeterminate amount of shares as may become issuable pursuant to adjustment provisions of the Landauer, Inc. Amended and Restated 1996 Equity Plan and the Landauer, Inc. Amended and Restated 1997 Non-Employee Directors Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Common Stock on February 6, 2003, as reported in the New York Stock Exchange Composite Quotation System.

                                PART II

                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Landauer, Inc. (the "Registrant") are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

     (b) all other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 2002; and

     (c) the description of the Common Stock, $0.10 par value per share, ("Common Stock"), of the Registrant contained in the Registration Statement on Form 8-A, filed by the Registrant on January 2, 2002, under the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.    DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 102(b)(7) of the General Corporation Law of Delaware, Article Eleventh of the Registrant's Certificate of Incorporation contains a provision providing that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.






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


     Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations.
Article VI of the Registrant's By-laws contains provisions for the indemnification of directors, officers and employees of the Registrant generally within the limitations of Section 145.

     The Registrant is a party to indemnification agreements with each of its directors, each of which provides for indemnification of such director against certain liabilities incurred in his or her capacity as such, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant also maintains a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

     The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.


ITEM 7.    EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.    EXHIBITS.

     Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Commission, as indicated. All other documents listed are filed with this Registration Statement.


EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT
--------   ----------------------

4.1* Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1993).

4.2* By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1992).

4.3*       Landauer, Inc. Amended and Restated 1996 Equity Plan
           (incorporated by reference to Exhibit A of the Registrant's Proxy Statement dated January 11, 2002).

4.4* Landauer, Inc. Amended and Restated 1997 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit B of the Registrant's Proxy Statement dated January 11, 2002).

5.1        Opinion of Sidley Austin Brown & Wood.

23.1       Consent of Independent Accountants.

23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (contained in the signature page to this Registration Statement).

     The consolidated financial statements of the Registrant incorporated in this Registration Statement by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, except as they relate to the Registrant as of and for the two years in the period ended September 30, 2001, which were audited by Arthur Andersen LLP.

     Arthur Andersen LLP has not consented to the incorporation by reference of their report on the financial statements of the Registrant for the two years in the period ended September 30, 2001 in this Registration Statement, and the Registrant has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, an investor will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.


ITEM 9.    UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glenwood, State of Illinois, on the 7th day of February, 2003.


                            LANDAUER, INC.

                            By:  Brent A. Latta

                            /s/ Brent A. Latta
                            ------------------------------
                            Brent A. Latta, President and
                            Chief Executive Officer


     We, the undersigned officers and directors of Landauer, Inc., hereby severally constitute and appoint Brent A. Latta and James M. O'Connell, and either of them singly, our true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date and in the capacities indicated:

SIGNATURE                   TITLE(S)                 DATE SIGNED
---------                   --------                 -----------


/s/ Brent A. Latta          President and
-----------------------     Chief Executive Officer
Brent A. Latta              and Director
                            (Principal Executive
                            Officer)                 February 7, 2003


/s/ James M. O'Connell      Vice President, Finance,
-----------------------     Treasurer and Secretary
James M. O'Connell          (Principal Financial
                            and Accounting Officer)  February 7, 2003


/s/ Robert J. Cronin        Director                 February 7, 2003
-----------------------
Robert J. Cronin


/s/ E. Gail de Planque      Director                 February 7, 2003
-----------------------
E. Gail de Planque


/s/ Gary D. Eppen           Director                 February 7, 2003
-----------------------
Gary D. Eppen

SIGNATURE                   TITLE(S)                 DATE SIGNED
---------                   --------                 -----------


/s/ Thomas M. Fulton        Director                 February 7, 2003
-----------------------
Thomas M. Fulton


/s/ M. Christine Jacobs     Director                 February 7, 2003
-----------------------
M. Christine Jacobs


/s/ Richard R. Risk         Director                 February 7, 2003
-----------------------
Richard R. Risk


/s/ Michael D. Winfield     Director                 February 7, 2003
-----------------------
Michael D. Winfield

                             EXHIBIT INDEX


Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Commission, as indicated. All other documents listed are filed with this Registration Statement.

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT

4.1* Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1993).

4.2* By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1992).

4.3*       Landauer, Inc. Amended and Restated 1996 Equity Plan
           (incorporated by reference to Exhibit A of the Registrant's Proxy Statement dated January 11, 2002).

4.4* Landauer, Inc. Amended and Restated 1997 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit B of the Registrant's Proxy Statement dated January 11, 2002).

5.1        Opinion of Sidley Austin Brown & Wood.

23.1       Consent of Independent Accountants.

23.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (contained in the signature page to this Registration Statement).